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CUSIP No. 685932105               SCHEDULE 13D                     Page 16 of 19
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                                    EXHIBIT 3
                   PETITION FOR ALTERNATIVE WRIT OF MANDAMUS,
                              DATED JANUARY 5, 2001

                   IN THE CIRCUIT COURT OF THE STATE OF OREGON
                             FOR THE COUNTY OF BAKER

State ex rel. STILWELL ASSOCIATES, L.P., |
                                         |    Case No. 01-014
              Relator,                   |
                                         |    PETITION FOR ALTERNATIVE WRIT OF
         v.                              |    MANDAMUS
                                         |
OREGON TRAIL FINANCIAL CORP.,            |
                                         |
              Defendant.                 |

TO:  OREGON TRAIL FINANCIAL CORP.

         On relation of Stilwell Associates, L.P. ("Stilwell Associates"), who is the party beneficially interested, the State of Oregon alleges:

                                       1.

         This is a mandamus action brought by a shareholder to compel the defendant, an Oregon corporation, to produce: (a) its "record of shareholders,"
(b) copies of any minutes and records of meetings and actions of the board of directors, committees and shareholders, and any financial and accounting records, relating to defendant's plans and goals with respect to increasing shareholder value, and (c) other enumerated records required to be maintained by corporations, pursuant to ORS 60.774(1),(2)(a) & (c), ORS 60.781, and Oregon common law. This Court has jurisdiction over this mandamus proceeding pursuant to ORS 34.120 and it is "well settled that mandamus is the appropriate remedy to compel corporations to produce and allow an inspection of their books and records at the suit of a stockholder * * *." Ralston v. Grande Ronde Hospital, 149 Or 47, 39 P2d 362, 363 (1934). See also Bernert v. Multnomah Lbr. & Box Co., 119 Or 44, 247 P 155 (1926). Pursuant to ORS 60.781(5), a "shareholder's request shall be set for hearing at the earliest possible time and shall take precedence over all matters, except matters of the same character and hearing on preliminary injunctions under ORCP 79(B)(3)." Venue is proper under ORS 14.080.

                                       2.

         Relator Stilwell Associates is a Delaware limited partnership located at 26 Broadway, New York, New York 10004.

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CUSIP No. 685932105               SCHEDULE 13D                     Page 17 of 19
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                                       3.

         Defendant Oregon Trail Financial Corporation ("Oregon Trail") is an Oregon corporation with its principal place of business in Baker City, Oregon.

                                       4.

         Relator is the record holder of 100 shares of common stock of Oregon Trail and is a member of a group of related entities (the "Stilwell Group") who together own 284,000 shares, or 8.5 percent, of the outstanding common stock of Oregon Trail - its largest shareholder. (Attached hereto as Exhibit 1 is a copy of the certificate of shares, dated November 30, 2000, held by relator, evidencing its record ownership of 100 shares of Oregon Trail.) The entities comprising the Stilwell Group have filed two Schedule 13D's with the Securities and Exchange Commission disclosing their intention to exercise their rights as shareholders of Oregon Trail in order to maximize the value of the defendant's stock which they believe is performing poorly. Relator stated in the aforementioned Schedule 13D's that it believes Oregon Trail should hire an investment banker, invite major shareholders to sit on its board and address its poor return on equity. The Schedule 13D's also stated that relator and the Stilwell Group may in the future "communicate and discuss their views with other shareholders, including discussions concerning the election of directors to the Board * * * [and] seek representation on the [defendant's] Board * * * and/or *
* * solicit proxies."

                                       5.

         On December 26, 2000, relator, pursuant to ORS 60.774(1) & (2), served upon Oregon Trail a written demand for inspection of: (a) its "record of shareholders," (b) copies of any minutes and records of meetings and actions of its board of directors, committees and shareholders, and any financial and accounting records, relating to defendant's plans and goals with respect to increasing shareholder value, and (c) other enumerated records required to be maintained by corporations under ORS 60.771(5). Relator sought these items in good faith for the purpose of communicating with relator's fellow shareholders on matters of their mutual interest as shareholders, including communicating with the shareholders regarding the opportunities for Oregon Trail to maximize shareholder value. (A copy of the December 26, 2000, demand is attached hereto as Exhibit 2.) See generally, Rosentool v. Bonanza Oil and Mine Corp., 221 Or 520, 529, 352 P2d 138, 142 (1960) (quoting with approval cases from other jurisdictions for the proposition that "it is not improper to seek inspection for the purpose of ascertaining the names and addresses of stockholders or others having voting rights in order to be able to communicate with them or to solicit proxies from them") (citation omitted); see also Bernert, 119 Or at 50-54 (discussing generally Oregon law regarding a shareholder's "good faith" and "proper purpose"). With respect to the other enumerated records required to be maintained by a corporation under ORS 60.771(5), pursuant to ORS 60.774(1) defendant is strictly obliged to produce these records to relator irrespective of the showing of any purpose.

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                                       6.

         Defendant refused to comply with the relator's demand within the statutorily imposed deadline of five business days, (see ORS 60.774(1) and (2)), and questioned whether relator is a record holder of shares (despite the issuance of a certificate for shares to relator by defendant dated November 30,
2000). Upon defendant's request, relator provided defendant with a copy of the share certificate, Exhibit 1, on January 3, 2001, but defendant has still failed to comply with relator's demand.

                                       7.

         The Oregon statutes, as well as Oregon common law, provide that relator is entitled to all of the information sought by relator herein. ORS 60.774(1),
(2)(a) & (c). Relator has articulated a proper and legitimate purpose -- to communicate with fellow shareholders concerning maximizing the value of their investment -- and defendant has no right to withhold the requested information.

                                       8.

         Defendant cannot justify its refusal to produce the records by claiming that the relator is "unfriendly" to management. Id. ("The allegation that plaintiff * * * [is] unfriendly to defendant states a fact insufficient as a defense.") Moreover, the seeking of information by a shareholder which he may use to promote plans opposed by management, or to oppose management, will generally constitute a proper purpose. Purposes For Which Stockholder or Officer May Exercise Right to Examine Corporate Books And Records, 15 ALR2d 11, ss. 16
(1951). Defendant's conduct not only disregards the clear legislative grant, as well as undermining relator's property rights as a shareholder, but also unduly prejudices relator from being able to communicate with other shareholders concerning relator's genuine concerns about defendant's failure to maximize shareholder value. See also Id. at ss. 7 (stockholders, as "beneficial owners of the corporate assets," are "primarily interested in seeing that the concern is efficiently and profitably managed * * * they are entitled to inspect the books and records in order to investigate the conduct of the management, determine the financial condition of the corporation, and generally take an account of the stewardship of the officers and directors, at least where there are circumstances justifying some suspicion of mismanagement.").

                                       9.

         Relator has no plain, speedy, or adequate remedy in the ordinary course of the law.

                                       10.

         In addition to a writ mandating that defendant make available the items described in Exhibit 2 for inspection by relator and its agents, relator is entitled to an award of its costs and reasonable attorney fees, pursuant to ORS 60.781(3), incurred in seeking this writ.
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CUSIP No. 685932105               SCHEDULE 13D                     Page 19 of 19
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                                       11.

         WHEREFORE, relator petitions the Court to issue the writ directed to defendant and commanding it as follows:

(a) Immediately on receipt of the writ to make available for inspection and copying by relator and its agents the records and items described in Exhibit 2; or, in the alternative;

(b) To appear before this Court or a judge hereof, at a time and place specified by the Court, to show cause why it has not done as commanded; and further

(c) To return the writ then and there, with its certificate annexed showing that it has made available for inspection and copying by relator and its agents the items described in Exhibit 2, or showing the cause of its omission to do so; and

(d)  To pay relator's costs and reasonable attorney fees.

DATED this 5th day of January, 2001


                                 MILLER NASH LLP

                                 /s/
                                 -----------------------------------------------
                                 John F. Neupert - Trial Attorney
                                 Oregon State Bar No. 78316


                                 Spencer L. Schneider, Esq.
                                 Attorney at Law
                                 145 Hudson Street
                                 New York, New York 10013
                                 Telephone:  (212) 431-7151
                                 Facsimile:  (212) 431-7312

                                 Attorneys for Relator Stilwell Associates, L.P.